UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-10272 (Commission File Number)	74-6056896 (I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 12, 2005, Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Operating Trust”) entered into an underwriting agreement with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated relating to the issuance and sale of its 5.250% Notes due 2015, which are fungible with and form a single series with its outstanding 5.250% Notes due 2015 issued by the Operating Trust on May 11, 2005. A copy of the underwriting agreement is included as Exhibit 1.1 to this Report on Form 8-K and is incorporated herein by reference. The issuance and sale of the 5.250% Notes due 2015 is expected to close on May 11, 2005.

ITEM 8.01.  OTHER EVENTS

     On June 8, 2005, Archstone-Smith Trust entered into a full and final settlement of litigation in the United States District Court for the District of Maryland with three national disability organizations and agreed to capital improvements in a number of its communities in order to make them fully compliant with the Fair Housing Act and Americans with Disabilities Act. A press release announcing the settlement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

                Not applicable.

     (b) Pro Forma Financial Information.

                Not applicable.

     (c) Exhibits.

Exhibit 1.1	Underwriting Agreement

Exhibit 99.1	Press Release (Incorporated by reference to Exhibit 99.1 to Archstone-Smith Trust’s Current Report on Form 8-K/A filed with the SEC on July 13, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST
Dated: July 13, 2005	By:	/s/ Thomas S. Reif Name: Thomas S. Reif Title: Group Vice President and Assistant General Counsel

Exhibit Index

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement

Exhibit 99.1	Press Release (Incorporated by reference to Exhibit 99.1 to Archstone-Smith Trust’s Current Report on Form 8-K/A filed with the SEC on July 13, 2005)